                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                             (Amendment No. ____ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement       [X] Definitive Proxy Statement
[_] Confidential, for Use of the      [_] Definitive Additional Materials
    Commission Only (as permitted     [_] Soliciting Material Pursuant
    by Rule 14a-6(e)(2))                  to Rule 14a-11(c) or Rule 14a-12

                           TIME WARNER TELECOM INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                    ---------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

    ____________________________________________________________________

2)  Aggregate number of securities to which transaction applies:

    ____________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ____________________________________________________________________

4)  Proposed maximum aggregate value of transaction:

    ____________________________________________________________________

5)  Total fee paid:

    ____________________________________________________________________

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)  Amount previously paid:

    ____________________________________________________________________

2)  Form, Schedule or Registration No.

    ____________________________________________________________________

3)  Filing party:

    ____________________________________________________________________

4)  Date filed:

    ____________________________________________________________________

                          [TIME WARNER TELECOM LOGO]
                           10475 Park Meadows Drive
                           Littleton, Colorado 80124

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of Time Warner Telecom Inc.:

   We will hold the first Annual Meeting of Stockholders of Time Warner Telecom Inc. (the "Company") at the Inverness Hotel, 200 Inverness Drive, Englewood, Colorado 80112, on Wednesday, May 31, 2000, at 9:00 a.m., MDT.

   The meeting's purpose is to:

  1. Elect ten directors;

  2. Approve the 2000 Stock Purchase Plan that will allow employees to purchase the Company's shares at a discount from market price through payroll deductions;

  3. Ratify the selection of Ernst & Young LLP as the Company's independent auditors for 2000; and

  4. Consider any other matters that properly come before the meeting and any adjournments.

   Only stockholders of record of Class A and Class B Common Stock at the close of business on April 7, 2000 are entitled to receive notice of and to vote at the meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes. A list of the stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, 10475 Park Meadows Drive, Littleton, Colorado 80124.

   If you wish to vote shares held in your name in person at the meeting, please bring your proxy card or proof of identification to the meeting. If you hold your shares in street name (that is, through a broker or other nominee), you must request a proxy card from your broker in order to vote in person at the meeting. If you plan to attend in person, please advise us by calling Investor Relations at 1-800-565-8982, extension 1358, by May 12, 2000 so we can assure that we will have sufficient space to accommodate all those wishing to attend.

   We have enclosed the Company's 1999 annual report, the 1999 Form 10-K and the proxy statement with this notice of annual meeting.

   Please vote, sign and mail the enclosed proxy card as soon as possible to assure you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States, for that purpose. You may also vote by telephone, as explained on the enclosed proxy card. The Board of Directors is soliciting your proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [SIGNATURE OF PAUL B. JONES APPEARS
                                          HERE]
                                          Paul B. Jones
                                          Senior Vice President--General
                                           Counsel and
                                          Regulatory Policy and Secretary

April 14, 2000

                     PLEASE VOTE. YOUR VOTE IS IMPORTANT.

                           TIME WARNER TELECOM INC.
                           10475 Park Meadows Drive
                           Littleton, Colorado 80124

                        Annual Meeting of Stockholders
                                Proxy Statement

Annual Meeting             May 31, 2000
                           9:00 a.m., MDT

Location                   Inverness Hotel
                           200 Inverness Drive
                           Englewood, Colorado 80112

Record Date                8:00 a.m., EDT, April 7, 2000. If you were a
                           stockholder at that time, you may vote at the meeting. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common
                           Stock is entitled to 10 votes. You may not cumulate votes. On March 17, 2000, 23,976,013 shares of our
                           Class A Common Stock and 81,214,285 shares of our
                           Class B Common Stock, for a total of 105,190,298 shares of Common Stock, were outstanding. The holders of Class B Common Stock have approximately
                           97.1% of the voting power of the Company. As a result, holders of the Class B Common Stock have the ability to control all matters requiring stockholder approval, including the election of directors.

Agenda                     1. Elect ten directors.
                           2. Approve the 2000 Stock Purchase Plan.
                           3. Ratify the selection of Ernst & Young LLP as our
                              independent auditors for 2000.
                           4. Any other proper business.

Proxies Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "for" the Board of Directors' nominees and "for" agenda items 2 and 3. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the Board of Directors or proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By       The Board of Directors.

First Mailing Date         We anticipate first mailing this proxy statement on
                           April 14, 2000.

Revoking Your Proxy        You may revoke your proxy before it is voted at the
                           meeting. To revoke your proxy, follow the procedures listed on page 24 under "Voting
                           Procedures / Revoking Your Proxy."

Solicitation Costs         We will pay the costs of soliciting proxies from
                           stockholders.

                     PLEASE VOTE. YOUR VOTE IS IMPORTANT.

   Prompt return of your proxy will help reduce the cost of re-solicitation.

                       Proposal 1--Election of Directors

   The Board of Directors currently has ten members. Proxy holders will vote for the ten nominees listed below. All nominees are currently members of the Board of Directors, and their terms will continue until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees has consented to serve on the Board of Directors until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. If any nominee is unable to serve as a director, the current Board of Directors may designate a substitute nominee and the proxies will vote all valid proxy cards for the election of the substitute nominee.

   The following nominees, other than the independent nominees, Bruce Claflin and Lisa Hook, have been nominated by Time Warner Inc., Advance/Newhouse Partnership and MediaOne Group, Inc., the Class B stockholders of the Company. See "Certain Relationships and Related Transactions--Stockholders' Agreement." Pursuant to a Stockholders' Agreement among the Class B stockholders and the Company, each Class B stockholder has agreed to vote its shares of Class B Common Stock in favor of the following nominees. Since the Class B stockholders represent approximately 97.1% of the voting power of the Company, their vote in favor of the nominees will be sufficient to elect these nominees regardless of the vote of any other stockholders. The ten nominees who receive the greatest number of votes cast for the election of directors by holders of shares will become our directors. A vote withheld from a nominee in the election of directors will be excluded from the vote and will have no effect.

   On March 23, 2000, the Company filed a registration statement covering an underwritten offering of all the shares of Common Stock currently held by MediaOne. If the offering of those shares is completed prior to the annual meeting of stockholders, the three directors designated by MediaOne will resign from the Board of Directors and the Board of Directors will take action prior to the meeting to reduce the number of directors from ten directors to seven. In that event, the nominees designated by MediaOne (Douglas Holmes, Audley Webster, Jr. and James Zerefos) will not stand for election at the Annual Meeting and the proxies will be voted in favor of all the nominees other than those persons.

Board Nominees
-------------------------------------------------------------------------------

                       Director
Name and Age             Since   Principal Occupation and Other Information
---------------------------------------------------------------------------------
Larissa L. Herda (41)  July 1998 President and Chief Executive Officer of the
                                 Company since June 1998.
                                 Senior Vice President--Sales of the Company from
                                 March 1997 to June 1998.
                                 1989-1997 employed by MFS Telecom, Inc., a
                                 competitive local exchange carrier, most
                                 recently as Southeast Regional Vice President
                                 and General Manager.
---------------------------------------------------------------------------------
Glenn A. Britt (51)    July 1998 Vice President of the Company and non-executive
                                 Chairman of the Board of Directors since July
                                 1998.
                                 President of Time Warner Cable since January
                                 1999.
                                 Chief Executive Officer and President of Time
                                 Warner Cable Ventures, a division of Time Warner
                                 Cable, for more than the past five years.

                          Director
Name and Age               Since     Principal Occupation and Other Information
-------------------------------------------------------------------------------------
Bruce Claflin (48)       August 1999 President and Chief Operating Officer for 3Com
                                     Corporation since August 1998.
                                     Senior Vice President and General Manager, Sales
                                     and Marketing at Digital Equipment Corporation
                                     from July 1997 to June 1998.
                                     Vice President and General Manager--Personal
                                     Computer Business Unit at Digital Equipment
                                     Corporation from October 1995 to June 1997.
                                     Senior management and executive positions at
                                     International Business Machines Corporation from
                                     April 1973 to October 1995.
-------------------------------------------------------------------------------------
Richard J. Davies (52)  October 1998 Senior Vice President, Corporate Development of
                                     Time Warner Cable since January 1999.
                                     Senior Vice President of Time Warner Cable
                                     Ventures from June 1996 to December 1998.
                                     Chief Financial Officer of the Company from
                                     March 1993 to June 1996.
-------------------------------------------------------------------------------------
Spencer B. Hays (55)    October 1999 Vice President and Deputy General Counsel of
                                     Time Warner Inc. since its formation in 1990.
                                     Prior to 1990 employed in various capacities by
                                     Time Warner Inc.'s predecessor, Warner
                                     Communications Inc., most recently as Senior
                                     Vice President and General Counsel.
-------------------------------------------------------------------------------------
Douglas Holmes (39) *     April 1999 Executive Vice President--Strategy and Business
                                     Development for MediaOne since May 1998.
                                     Executive Vice President--Finance, Strategy and
                                     Business Development for MediaOne's domestic
                                     cable business from January 1997 to May 1998.
                                     Chief Financial Officer for U S WEST Media Group
                                     and various strategy and marketing positions
                                     since 1990.
-------------------------------------------------------------------------------------
Lisa Hook (42)           August 1999 Director and major shareholder representative of
                                     Classic Communications, a cable television
                                     operator, since 1999.
                                     Principal of Brera Capital Partners, a private
                                     equity firm, since 1998.
                                     Director of Roberts Radio since 1997. Principal
                                     of Alpine Capital, a private equity firm, from
                                     1996 to 1998.
-------------------------------------------------------------------------------------
Robert J. Miron (62)       July 1998 President of Advance/Newhouse Communications
                                     since April 1995.
                                     President of Newhouse Broadcasting Corporation
                                     from October 1986 to April 1995.

                          Director
Name and Age               Since    Principal Occupation and Other Information
----------------------------------------------------------------------------------
Audley M. Webster, Jr.    July 1998 Vice President--Shared Corporate Resources of
 (47) *                             MediaOne since December 1997.
                                    Vice President--Corporate Strategy of MediaOne
                                    from December 1996 to December 1997.
                                    Executive Director of U S WEST, Inc. from
                                    February 1993 to December 1996.
----------------------------------------------------------------------------------
James N. Zerefos (38) *  March 2000 Corporate Counsel--Mergers & Acquisitions for
                                    MediaOne since March 1999.
                                    Senior Attorney--Mergers & Acquisitions for
                                    MediaOne from June 1997 to March 1999.
                                    Previously a partner in private law practice,
                                    most recently with Thompson, Hine & Flory, a
                                    private law firm.

-------------------------------------------------------------------------------
* Indicates a director designated by MediaOne who will resign as a director of the Company upon completion of the offering of all the shares of Common
  Stock currently held by MediaOne.

           THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

               Proposal 2: Approve the 2000 Stock Purchase Plan

   Our Board adopted the Company's 2000 Stock Purchase Plan in October 1999, subject to the stockholders' approval. The Plan provides a means for the Company's employees to purchase shares of the Company's Class A Common Stock at a discount from market price through payroll deductions.

General

   The Plan provides for the granting of options to Eligible Employees (see "Eligibility") to purchase shares of Common Stock in semi-annual offerings under the Plan (an "offering"), commencing January 1, 2000 and then on each July 1 and January 1 during the term of the Plan. If the stockholders of the Company do not approve the Plan prior to October 14, 2000, the Plan will terminate and the Company will as soon as practicable refund all payroll deductions made prior to that date. Approximately 1,171 persons are eligible to participate in the Plan.

Stock Subject to the Plan

   The maximum number of shares that may be purchased under the Plan over the five-year period commencing January 1, 2000 is 750,000 shares of Class A Common Stock. The Company may issue treasury shares or authorized and unissued shares of Class A Common Stock under the Plan. If any option in the Plan is unexercised, the number of shares covered by that option again become available for sale under the Plan.

Administration

   The Human Resources and Benefits Committee of the Company's Board of Directors currently has the authority to administer the Plan, although the Committee may delegate its authority to another individual or committee. The full Board of Directors will have this authority if there is no Committee. The Committee has authority to make uniform rules to carry out the provisions of the Plan and determine questions arising in the administration, interpretation and application of the Plan, which determinations are conclusive. The Committee may also make offerings to Eligible Employees on each January 1 and July 1 during the term of the Plan and determine the offering's terms and conditions, including:

  . the aggregate number of shares available for purchase under the Plan in that offering;

  . the purchase price of those shares; and

  . the number of shares available for purchase by an individual under that offering.

   Prior to each semi-annual offering, the Committee will notify each Eligible Employee of each offering of options to purchase shares under the Plan, and the deadline to elect to accept all or part of the option to purchase shares of Common Stock under the offering.

Eligibility

   Only Eligible Employees will receive options under the Plan. Eligible Employees are regular employees scheduled to work at least 20 hours per week on a regular basis. Directors of the Company or persons who are treated for federal tax purposes as holding 5% or more of the total combined voting power or value of all classes of stock of the Company may not participate. In addition, the Board of Directors may exclude all employees who would be considered "insiders" under the federal securities laws from the definition of "Eligible Employees" for purposes of a particular offering under the Plan.

Options

   Purchase Price. The purchase price per share of the shares under each option is 85% of the market price of the Common Stock on the start date of each semi-annual offering. "Market Price" means the closing sale price for the shares on that date (as reported in the Nasdaq National Market issues listing in The Wall Street Journal).

If no sales of Common Stock were made on that day, the Company will use the closing price on the next day on which sales were made. However, if the Market Price of the Common Stock on the last day of the six-month offering period is less than the Market Price on the start date of the offering, then the purchase price will be 85% of the lower Market Price.

   Number of Shares Eligible for Purchase. Each Eligible Employee's option will allow the employee to elect to purchase the number of shares that (based on the price at the start of the offering) can be purchased with from 1% to 15% of his or her compensation as of the commencement date of the offering. No Eligible Employee may elect more than the maximum number of shares per Eligible Employee established by the Committee for an offering. For purposes of the Plan, compensation means the annual base salary of a salaried employee in effect on the commencement date of the offering. For an employee paid on an hourly basis, compensation means that employee's hourly rate of pay on the start date of the offering times the number of hours the employee is scheduled to work for the year. For a sales-based or commissioned employee, compensation means the employee's annual base salary on the start date of the offering plus the employee's average monthly commissions for the six-month period ending on the May 31 or November 30 immediately before the start date of the offering, annualized.

   The Plan contains provisions that prevent any Eligible Employee from violating provisions of the Internal Revenue Code that prohibit purchasing shares under the Plan that cause an employee to have 5% or more of the total combined voting power or value of all classes of the Company's Common Stock. In addition, no Eligible Employee may be granted an option to purchase Common Stock under this or any other qualified stock purchase plan of the Company worth more than $25,000 based on the fair market value of shares (at the time of grant) for each calendar year. The Company has no other qualified stock purchase plan at this time.

   If all Eligible Employees in any one offering elect to purchase more than the number of shares available for that offering, the Committee will prorate the shares in accordance with the number of shares subscribed for by each Eligible Employee, so the total number of shares purchased under that offering does not exceed the available shares.

   Payroll Deductions. The total purchase price for the shares that each Eligible Employee has elected to purchase will be deducted from each Eligible Employee's compensation through payroll deductions during the six-month period of each offering (e.g., from January 1 through June 30 or July 1 through December 31). Each Eligible Employee who elects to purchase shares must also authorize the Company to make payroll deductions to cover the aggregate purchase price of those shares to be purchased under the accepted option.

   An Eligible Employee who has accepted an option under the Plan may, at any time prior to the last 30 days of the offering period, direct the Company to
(i) reduce the payroll deduction, or (ii) cease deductions, effective for such employee's next pay period. The Company will retain any sum deducted for the offering until the end of the purchase period, and will apply that amount to the exercise of the employee's option. Any Eligible Employee may direct the Company to cancel the entire option or request return of any portion of his or her account prior to the 30th day before the last day of the purchase period. If so, the Company will stop the employee's payroll deduction for the employee and will refund all amounts deducted for the offering.

   An Eligible Employee who elects to purchase shares under the Plan does not have the rights of a stockholder until he or she has paid the purchase price of such shares and the shares are credited to the employee's account.

   Nontransferability. An Eligible Employee's rights under the Plan and options are not transferable except by will or the laws of descent and distribution. If an Eligible Employee attempts to sell, pledge, assign or transfer his or her rights, the Eligible Employee's option will terminate.

   Changes in Capitalization. If the Company's Common Stock changes due to stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the Committee will appropriately adjust the number and class of shares available under the Plan and the number, class and offering price of shares under option but not yet purchased under the Plan.

Amendment and Termination

   The Board of Directors may at any time amend the Plan in any respect that does not adversely affect the rights of Eligible Employees under options accepted under the Plan. However, stockholder approval is required if the amendment:

  . increases the number of shares to be reserved under the Plan;

  . decreases the offering price; or

  . changes the definition of employees eligible to participate in the Plan.

   The Plan will terminate on December 31, 2004 or earlier if all of the 750,000 shares available under the Plan are purchased or subject to accepted options. The Board of Directors may terminate the Plan at any time after giving 30 days' notice to the employees. In that case, Eligible Employees may elect to receive the number of shares that the payroll deductions actually made prior to termination of the Plan are sufficient to purchase at the conclusion of the purchase period and a refund of any cash remaining in their accounts.

Federal Income Tax Consequences of Options

   The following summary generally describes the principal federal (and not state and local) income tax consequences of options granted under the Plan. It is not intended to cover all tax consequences that may apply. Each Eligible Employee that accepts an option under the Plan should consult his or her own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the Plan. This discussion is based on the Internal Revenue Code as currently in effect.

   If an option is granted to an employee under the Plan, the Eligible Employee will not have taxable income at the time the option is granted or exercised. However, the Eligible Employee must include as ordinary taxable income at the time of sale or other taxable disposition of the Common Stock, the 15% discount of the option price. In general, the Eligible Employee will also recognize long-term capital gain on any increase in fair market value in the Common Stock (in excess of the purchase price and the 15% discount) or will recognize a long-term capital loss, if the disposition occurs at least two years after the date on which the option is granted and if the Eligible Employee has held the Common Stock at least twelve months. If the Eligible Employee disposes of the Common Stock before the expiration of the two-year and twelve-month holding periods, the Eligible Employee must recognize as ordinary income in the year of the disposition the difference between the Common Stock's option price and the fair market value of the Common Stock on the date exercised. In that case, the Eligible Employee will recognize a capital gain or loss equal to the difference between the Eligible Employee's basis (the Common Stock's fair market value on the date exercised) and the Common Stock's fair market value on the date of disposition.

Vote Required

   Approval of the 2000 Stock Purchase Plan requires the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the subject matter, if a quorum exists. The Class A Common Stock and the Class B Common Stock will vote as one class on this matter.

             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL
                       OF THE 2000 STOCK PURCHASE PLAN.

                 Proposal 3: Selection of Independent Auditors

   We ask that you approve the following resolution on the appointment of our independent auditors:

   RESOLVED, that the stockholders ratify the appointment of Ernst & Young LLP to audit the accounts of the Company and its subsidiaries for fiscal year 2000.

   Ernst & Young LLP has audited our accounts since the organization of our predecessor, Time Warner Telecom LLC, and prior to that time audited our accounts as a division of Time Warner Entertainment Company L.P. The Board of Directors appointed them as our independent auditors for 2000, upon recommendation of the Audit Committee. We expect a representative of Ernst & Young LLP to attend the meeting, respond to appropriate questions and be given an opportunity to speak.

Vote Required

   Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2000 requires the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the subject matter, if a quorum exists. The Class A Common Stock and the Class B Common Stock will vote as one class on this matter.

                 THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
             RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2000.

                               BOARD INFORMATION

Structure

   Our directors are elected annually. The Stockholders' Agreement among the Company's Class B stockholders, Time Warner Inc., Advance/Newhouse and MediaOne, provides that the Board of Directors will have up to ten directors. At each annual meeting of stockholders at which directors are elected, the Class B stockholders will vote their shares in favor of the following nominees:

  . up to seven nominees selected by the holders of Class B Common Stock;

  . the Chief Executive Officer of the Company; and

  . two nominees selected by the Nominating Committee who are neither employed by nor affiliated with the Company or any holder of Class B Common Stock.

   See "Certain Relationships and Related Transactions--Stockholders' Agreement." On March 23, 2000, the Company filed a registration statement covering an underwritten offering of all of the shares of Common Stock currently held by MediaOne. If the offering of those shares is completed prior to the annual meeting of stockholders, the three directors designated by MediaOne will resign from the Board of Directors and the Board of Directors will take action prior to the meeting to reduce the number of directors from ten directors to seven. In that event, the nominees designated by MediaOne (Douglas Holmes, Audley Webster, Jr. and James Zerefos) will not stand for election at the Annual Meeting and the proxies will be voted in favor of all the nominees other than those persons. The holders of the Class A Common Stock do not have the right, as a class, under the Company's Restated Certificate of Incorporation to nominate any individuals for election to the Board of Directors.

Meetings

   In 1999, the Board of Directors held a total of five meetings, and also acted from time to time by unanimous written consent. The average attendance in the aggregate of the total number of Board of Directors and committee meetings was 94%.

Committees

   The Audit Committee reviews the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of financial statements of the Company. It also makes recommendations to the Board of Directors regarding the appointment of the Company's independent public accountants and the scope of their audit. The Board of Directors established the Audit Committee in August 1999 and the committee held one meeting in 1999. The members are the independent directors, Ms. Hook and Mr. Claflin. The Audit Committee's charter, describing its policies and responsibilities, appears as Appendix A to this proxy statement.

   The Human Resources and Benefits Committee determines the salary, bonus and other compensation for our senior management personnel and makes recommendations with respect to grants of options and other grants of Company equity securities to senior management personnel and to directors of the Company, subject to approval of the grants by the Compensation Committee. The Human Resources and Benefits Committee also establishes policies with respect to compensation of employees generally and any other matters that the Board of Directors may delegate to the committee. The committee was established in August 1999 and its members are Messrs. Britt, Miron, Holmes and Claflin and Ms. Hook. The Human Resources and Benefits Committee members communicate with each other from time to time in person and by telephone and act on matters by way of a formal meeting or by unanimous written consent. The committee met twice in 1999.

   The Compensation Committee approves option grants to our senior officers and directors under the Company's 1998 Stock Option Plan and future option plans and addresses other matters that the Board may delegate to it. The committee also makes other determinations regarding compensation matters that any tax, stock exchange or federal securities law or regulation requires to be made by a committee composed entirely of independent or non-employee directors. The members are the independent directors as defined by the Securities and Exchange Commission and the Internal Revenue Service, Ms. Hook and Mr. Claflin. The Compensation Committee acted twice by unanimous written consent and met twice in 1999.

   The Nominating Committee consists of Messrs. Britt, Davies, Hays, Holmes, Miron, Webster and Zerefos. The Nominating Committee nominates the independent directors. The committee met twice in 1999. The committee will consider nominees recommended by security holders if those nominations are submitted in writing to the Company's secretary not less than 70 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, as required by our bylaws.

Compensation

   We do not compensate directors who are our employees or employees of any Class B stockholder or their affiliates for services as directors. We provide a $25,000 annual retainer to the independent directors, payable quarterly, 50% in cash and 50% in Company Common Stock. Independent directors also receive $1,000 and reimbursement of reasonable expenses for each Board of Directors meeting they attend and $1,000 annually for each committee of the Board of Directors that they chair.

Compensation and Human Resources and Benefits Committees' Report on Executive Compensation

   This report of the Human Resources and Benefits Committee and the Compensation Committee of the Board of Directors covers the following topics:

  . Roles of the Human Resources and Benefits and Compensation Committees;

  . Executive Compensation Philosophy;

  . Components of the Compensation Program; and

  . Compensation of the Chief Executive Officer.

   Roles of the Committees. The Board of Directors established both committees to address compensation issues in August 1999, shortly after the Company's initial public offering. Prior to that time, the full Board of Directors determined the compensation of the Company's senior management.

   The Human Resources and Benefits Committee is made up of five members of the Board of Directors who are not current or former employees of the Company, but includes three members who are members of the Board of Directors designated by the Class B stockholders. This committee sets the overall compensation principles of the Company and reviews the entire compensation program. The committee also reviews and establishes the individual compensation levels for the members of the senior management team, including the Chief Executive Officer. The Compensation Committee is made up of two independent directors. It approves all option grants to senior officers and directors and makes any determinations relating to compensation that any tax, securities or stock exchange rule or law requires to be made by a committee composed solely of independent directors. We have considered the advice of independent outside consultants in determining whether the amounts and types of compensation the Company pays its officers are appropriate.

   Compensation Philosophy. The goal of our compensation program is to attract, motivate and retain the highly talented individuals necessary to achieve the Company's aggressive business strategy. The plan rewards those executives for building long term shareholder value. The following principles have guided the decisions of the committees:

  . The Company should provide competitive annual cash compensation and above-market short- and long-term incentives to attract, retain and motivate high caliber executives.

  . The interests of executives should be aligned with those of the shareholders through a strong emphasis on equity-based compensation.

  . Executives should have strong incentives to focus on and achieve the Company's objectives, the principal ones being to increase revenue and EBITDA and to build long term shareholder value.

   The committees believe that the total compensation opportunity available to senior executives should consist of base salary, short-term incentives and long-term incentives in the form of stock options, each of which we review for market competitiveness. Our assessment of competitiveness is based primarily on benchmarking the total compensation opportunities of our executives against a peer group of companies in the competitive telecommunications industry. In addition to benchmarking market data, we believe total pay opportunities should also reflect each position's internal value to the Company, taking into account functional responsibilities, complexity and the organizational impact of the position and individual performance. We target base salary to the median of the market. The 1999 base salaries of our senior executives were established by the Board of Directors prior to the formation of the committees. We reviewed those salaries prior to year-end against market data and determined that certain adjustments effective for 2000 were required to keep base salaries at our target levels.

   We designed the annual incentive plan component of incentive compensation to align officer pay (i) with the annual performance of the Company and (ii) with the individual's performance of his or her job. We intend that incentive compensation will represent a greater proportion of total compensation than base salary. Half of the annual bonus was based on corporate revenue, EBITDA and capital objectives that the Board of Directors set for the Company. The other half of the bonus opportunity was tied to individual performance as determined by the committees after the close of the fiscal year. That evaluation was based on individual goals established for each officer at the beginning of the year which support the overall Company objectives. As part of our year-end compensation review, we also adjusted target annual bonus percentages for certain senior officers effective for 2000.

   All Company employees, including the senior management team, received initial option grants with four-year vesting schedules shortly after the Company's separation from its former parent companies (Time Warner Entertainment Company, L.P., Time Warner Entertainment-Advance/Newhouse Partnership and Time Warner Inc.) and initial public debt offering. Those options to purchase limited liability company interests in the Company's predecessor, Time Warner Telecom LLC, became options to purchase the Company's Common Stock at the time of the initial public offering. The committees wish to provide above-average long-term incentive compensation to senior executives. Based on our compensation review, the committees determined that the stock options held by the senior management team were not competitive with industry peers and approved additional option grants to bring the Company in line with its industry peers. We approved these options contingent upon the senior officers extending their employment contracts for additional terms.

   Compensation of the Chief Executive Officer. In fiscal 1999, we determined the compensation of the Chief Executive Officer in the same manner as the other senior officers, primarily by reviewing that compensation against survey information. Ms. Herda's bonus target was set at 50% of her annual salary. Her 1999 bonus was based on overall Company performance during the 1999 fiscal year. Based on the committees' analysis and the Company's performance for fiscal 1999, we awarded Ms. Herda an annual bonus of $234,000. Based on the survey information we reviewed, we have increased Ms. Herda's target bonus for 2000 to 75% of her annual salary.

                                          Compensation Committee:

                                          Lisa Hook (Chairperson)
                                          Bruce Claflin

                                          Human Resources and Benefits
                                           Committee:

                                          Glenn Britt (Chairperson)
                                          Lisa Hook
                                          Bruce Claflin
                                          Douglas Holmes
                                          Robert Miron

Performance Graph

   The following graph compares total shareholder return on our Class A Common Stock since May 12, 1999, the date of our initial public offering, to the Nasdaq Composite Index (U.S. and foreign companies) and the Nasdaq Telecommunications Index. The graph assumes that $100 was invested in our stock at the initial offering price of $14 and that the same amount was invested in the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The closing price for our stock on May 12, 1999 was $20.75.

   Our closing stock price on December 31, 1999, the last trading day of our 1999 fiscal year, was $49.94.

              Comparison of Cumulative Total Return on Investment



                             [CHART APPEARS HERE]

                               Nasdaq
                Nasdaq     Communications   Time Warner
                Index          Index        Telecom, Inc

05/12/99        $100.00       $100.00         $100.00
05/31/99        $ 95.70       $ 94.73         $183.04
06/30/99        $106.26       $ 97.11         $207.14
07/30/99        $104.38       $ 94.81         $222.32
08/31/99        $108.37       $ 92.51         $192.86
09/30/99        $108.64       $ 92.62         $149.11
10/29/99        $117.35       $109.93         $179.91
11/30/99        $131.98       $121.69         $207.59
12/31/99        $160.98       $150.52         $356.70


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Compensation

   The following table summarizes the compensation we paid during the last two years to the President and Chief Executive Officer and to each of the four other most highly compensated executive officers as of the end of 1999, based on salary and Annual Incentive Plan bonus.

                                                    Long-Term Compensation
                            Annual Compensation             Awards            Payouts
                         ------------------------- ------------------------- ----------
                                                    Time Warner     Time
                                                   Telecom Class Warner Inc.
                                                     A Common      Common
                                                       Stock        Stock
                                                    Underlying   Underlying
Name & Principal                                      Options      Options      LTIP       All Other
Position                 Year(1)  Salary   Bonus     Awarded(2)   Awarded(8) Payouts(7) Compensation(3)
----------------         ------- -------- -------- ------------- ----------- ---------- ---------------
Larissa L. Herda          1999   $312,025 $234,009   1,000,000         --     $     --      $8,000
President and Chief Ex-
ecutive Officer(4)        1998    300,000  169,381     375,000      7,600           --          --

Paul B. Jones             1999    259,242  184,710     100,000         --       96,900       8,000
Senior Vice President,
General Counsel & Regu-
latory Policy(5)          1998    259,242  171,748     166,000     16,700      134,400          --

A. Graham Powers          1999    182,500  132,311     100,000         --       43,605       8,000
Senior Vice President
and Chief Information
Officer (5)               1998    175,479  118,448     100,000      7,600       60,480          --

David J. Rayner           1999    182,970  132,653     300,000         --           --       8,000
Senior Vice President
and Chief Financial Of-
ficer(5)                  1998    171,000   94,792     125,000      7,600           --          --

John T. Blount            1999    180,730  128,770     300,000         --           --       8,000
Senior Vice President,
 Sales(6)                 1998    170,500   65,963     100,000         --           --          --

-------
(1) The Company's predecessor, Time Warner Telecom LLC, was created in July 1998. Prior to that time, the Company operated as a division of Time Warner Entertainment Company. The amounts shown for 1998 are the actual salaries received by the named executive officers for 1998.
(2) Options awarded under the Company's 1998 Option Plan.
(3) Includes contributions made by the Company to the Company's defined contribution 401(k) plan on behalf of the named executive officers.
(4) Ms. Herda became President and Chief Executive Officer of the Company on June 22, 1998. Prior to June 22, 1998, Ms. Herda served as the Senior Vice President, Sales.
(5) The Company does not currently have its own pension plan. However, Messrs. Jones, Powers and Rayner will, upon retirement, be entitled to receive benefits under the Time Warner Cable Pension Plan based on service to the Company and/or Time Warner Cable on or prior to December 31, 1998.
(6) As a result of his previous employment with U S WEST, Inc., the predecessor of MediaOne, Mr. Blount and certain other former employees of U S WEST participate in a pension plan under the administration of MediaOne. Mr. Blount's benefits under that plan upon his retirement are based on service to U S WEST and/or the Company.
(7) These payouts were made in 1999 to participants in the Time Warner Cable Long-Term Cash-Flow Incentive Plan for the 1995-1998 four-year cycle.
(8) Options awarded under Time Warner Inc. stock option plans. No options under Time Warner Inc. plans were awarded to the named executive officers during 1999.

Employment Agreements

   The Company has employment agreements with each of the current named executive officers. Among other things, these agreements provide for:

  . a three-year term of employment in a specified post, commencing on July
    14, 1998;

  . an annual salary and an annual bonus at the discretion of the Company generally targeted at 50% of the named executive's salary; and

  . participation in any pension, profit-sharing, employee equity ownership, vacation, insurance, hospitalization, medical, health, disability and other employee benefit or welfare plan, program or policy that the Company may adopt if employees at the executive's level are eligible under the provisions of the plan or program.

   The minimum annual salaries under the agreements in effect in 1999 are $300,000 for Ms. Herda; $259,000 for Mr. Jones; $175,497 for Mr. Powers; $171,000 for Mr. Rayner and $170,500 for Mr. Blount.

   In connection with additional option grants to the named executive officers in November 1999, the named executive officers entered into new employment agreements with the Company with terms beginning January 1, 2000:

  . Ms. Herda's contract has a five-year term;

  . Messrs. Blount and Rayner's contracts have four-year terms; and

  . Messrs. Jones and Powers' contracts have three-year terms.

   The new agreements also increased the minimum annual salaries for Ms. Herda and Messrs. Powers, Rayner and Blount and increased the target bonus percentages to 75% of base salary for Ms. Herda and Messrs. Rayner and Blount.

   The agreements include a narrow definition of the term "cause." If the contract is terminated for cause, the executive will only receive earned and unpaid base salary accrued through the date of termination. These agreements provide that if the Company materially breaches or terminates the executive's employment during the term without cause, the executive may elect either:

  . to receive a lump-sum payment of the present value of the base salary and annual bonus otherwise payable during the remaining term of employment, but not less than the sum of the salary and bonus prorated for an 18-month period; or

  . to remain an employee of the Company for up to 18 months and, without performing any services, receive the base salary and annual bonus otherwise payable.

   The executives have the same two options if a change of control occurs and that change results in:

  . a change of more than 50 miles in the location of the executive's office or the Company's principal executive offices;

  . a material reduction in the executive's responsibilities; or

  . the Company's material breach of the agreement.

   The agreements define change of control to mean that:

  . the Class B stockholders cease to have the ability as a group to elect a majority of the Company's Board of Directors;

  . another person or group has become the beneficial owner of more than 35% of the total voting power of the Company's voting interests; and

  . the percentage voting interest of that person or group is greater than that held by the Class B stockholders.

   Executives are not generally required to mitigate damages after such a termination, except as necessary to prevent the Company from losing any tax deductions that it otherwise would have been entitled to for any payments deemed to be "contingent on a change" under the Internal Revenue Code.

   If an executive becomes disabled during the term of his or her employment agreement, the executive typically will receive 75% of the executive's then current salary and his or her applicable target annual bonus amount prorated for an 18-month period. These payments will be reduced by amounts received from Worker's Compensation, Social Security and disability insurance policies maintained by the Company.

   If an executive dies during the term of an employment agreement, generally the executive's beneficiaries will receive the executive's earned and unpaid salary up to thirty days after the date of death and a pro rata portion of the executive's bonus for the year of death.

STOCK OPTIONS AWARDED BY THE COMPANY DURING 1999

   The following table lists our grants during 1999 of stock options to the officers named in the Summary of Compensation Table. All of the options were nonqualified under the Internal Revenue Code and the Company did not award any stock appreciation rights. The amounts shown as potential realizable values rely on arbitrarily assumed increases in value required by the Securities and Exchange Commission. In assessing those amounts, please note that the ultimate value of the options, as well as your shares, depends on actual future share prices. Market conditions and the efforts of the directors, the officers and others to foster the future success of the Company can influence those future share values.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                             INDIVIDUAL GRANTS (1)

                                                                       POTENTIAL REALIZABLE
                                     % OF TOTAL                       VALUE AT ASSUMED ANNUAL
                          NUMBER OF    OPTIONS                         RATES OF STOCK PRICE
                         SECURITIES  GRANTED TO  EXERCISE             APPRECIATION FOR OPTION
                         UNDERLYING   EMPLOYEES   OR BASE                      TERM
                           OPTIONS     IN 1999     PRICE   EXPIRATION -----------------------
          NAME           GRANTED (#) FISCAL YEAR ($/SHARE)    DATE       5%(1)      10%(1)
          ----           ----------- ----------- --------- ---------- ----------- -----------
Larissa L. Herda........  1,000,000     33.9%     $34.50    11/17/09  $21,696,864 $54,984,114
Paul B. Jones...........    100,000      3.4%      34.50    11/17/09    2,169,686   5,498,411
A. Graham Powers........    100,000      3.4%      34.50    11/17/09    2,169,686   5,498,411
David J. Rayner.........    300,000     10.2%      34.50    11/17/09    6,509,059  16,495,234
John T. Blount..........    300,000     10.2%      34.50    11/17/09    6,509,059  16,495,234

--------
Total shares granted to all employees in 1999: 2,950,750(2)
(1) The options shown in the above table were awarded to the named executive officers under the Company's 1998 Option Plan and the terms are governed by that plan and the recipient's option agreement. The exercise price is the fair market value of the Class A Common Stock on the date of grant. The options become exercisable over a four-year vesting period and expire ten years from the date of grant. As required by Securities and Exchange Commission rules, the dollar amounts in the last two columns represent the hypothetical gain or "option spread" that would exist for the options based on assumed 5% and 10% annual compounded rates of Class A Common Stock appreciation over the full ten-year option term (resulting in 63% and 159% appreciation, respectively). These assumed rates of appreciation applied to the exercise price would result in a Class A Common Stock value on November 17, 2009 of $56.20 and $89.48, respectively. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Class A Common Stock.
(2) The options granted to all employees in 1999 include options to purchase 100,000 shares that were granted outside of the Company's 1998 Option Plan.

Option Exercises and Values in 1999

   None of the named executive officers listed under the heading "Option Grants in the Last Fiscal Year" exercised options in 1999. The table below shows the number and value of their exercisable and unexercisable options as of December 31, 1999.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised
                                       Value          Options at          In-the-Money Options at
                            Shares    Realized      Fiscal Year-End           Fiscal Year-End
                         Acquired on     On    ------------------------- -------------------------
Name                     Exercise (#) Exercise Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ -------- ----------- ------------- ----------- -------------
Larissa H. Herda........      --         --      140,625     1,234,375   $5,335,031   $24,329,719
Paul B. Jones...........      --         --       62,250       203,750    2,361,641     5,479,868
A. Graham Powers........      --         --       37,500       162,500    1,422,675     3,914,925
David J. Rayner.........      --         --       46,875       378,125    1,778,344     7,595,306
John T. Blount..........      --         --       37,500       362,500    1,422,675     7,002,525

   The in-the-money value of unexercised options is equal to the excess of the per share market price of our Class A Common Stock at December 31, 1999 ($49.94) over the per share exercise price, multiplied by the number of unexercised options.

   The following table lists for each of the named executive officers information with respect to option exercises during 1999 and the status of their options on December 31, 1999: (i) the number of shares of Time Warner Inc. common stock, or MediaOne Group, Inc. common stock in the case of Mr. Blount, underlying options exercised during 1999; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the total number of shares of Time Warner Inc. common stock or of MediaOne common stock in the case of Mr. Blount, underlying exercisable and unexercisable stock options held on December 31, 1999; and (iv) the aggregate dollar value of in-the-money exercisable and unexercisable stock options on December 31, 1999. None of the named executive officers has been awarded stock appreciation rights alone or in tandem with options.

    Aggregated Option Exercises of Time Warner Inc. and MediaOne Options in
              Last Fiscal Year and Fiscal Year-End Option Values

                                                   Number of Shares           Dollar Value of
                         Number of    Dollar    Underlying Unexercised   Unexercised In-the-Money
                           Shares     Value           Options on          Options on December 31,
                         Underlying  Realized      December 31, 1999               1999*
                          Options       on     ------------------------- -------------------------
Name                     Exercised   Exercise  Exercisable Unexercisable Exercisable Unexercisable
----                     ---------- ---------- ----------- ------------- ----------- -------------
Larissa L. Herda........       --   $       --   17,600          --      $  766,772       $--
Paul B. Jones...........  101,778    4,133,526   16,698          --         671,594        --
A. Graham Powers........   10,000      475,627   34,600          --       1,635,207        --
David J. Rayner.........    3,868      170,720    5,732          --         179,691        --
John T. Blount..........       --           --      521          --          32,583        --

--------
* Based on a closing price of $72.31 per share of Time Warner Inc. common stock, and $76.81 per share of MediaOne common stock with respect to stock options held by Mr. Blount, on December 31, 1999 as reported on the New York Stock Exchange Composite Listing.

   The option exercise price of all options held by the named executive officers is the fair market value of the stock on the date of grant. All of the options held by the named executive officers become immediately exercisable in full upon the occurrence of certain events, including the death or total disability of the option holder, certain change-of-control transactions and, in most cases, the Company's breach of the holder's employment agreement. The Time Warner Inc. options held by the named executive officers generally remain exercisable for three years after their employment is terminated without cause, for one year after death or total disability, for five years after retirement and for three months after termination for any other reason, except that the stock options awarded before 1996 are exercisable for three months after a termination without cause and after retirement and those awarded after July 1997 are exercisable for three years after death or disability. All Time Warner Inc. options terminate immediately if the holder's employment is terminated for cause. The terms of the options shown in the chart are ten years.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all Securities and Exchange Commission stock ownership reports required to be filed by those reporting persons during 1999 were made timely except that our independent directors, Ms. Hook and Mr. Claflin, and Mr. Michael Rouleau, Senior Vice President--Marketing and Business Development, inadvertently filed their initial Form 3s late.

                      TIME WARNER TELECOM SHARE OWNERSHIP

   The following table lists our share ownership as of March 17, 2000, and as adjusted to reflect the sale of all of MediaOne's shares, for our directors, the executive officers named in the compensation table, all directors and executive officers as a group and persons known to us as beneficial owners of more than 5% of our Class A or Class B Common Stock. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information in the table is as of the latest reports by those entities received by us. Ownership includes direct and indirect (beneficial) ownership, as defined by Securities and Exchange Commission rules. Each executive officer's address is c/o the Company, 10475 Park Meadows Drive, Littleton, CO 80124.

                                       CLASS A COMMON STOCK (1)(2)   CLASS B COMMON STOCK (1)(2)
                                       ---------------------------- -----------------------------
                                                  PERCENT OF CLASS              PERCENT OF CLASS
                                                 ------------------            ------------------
                                                 PRIOR TO FOLLOWING            PRIOR TO FOLLOWING
NAME OF BENEFICIAL                      NO. OF     THE       THE      NO. OF     THE       THE
OWNER                                   SHARES   OFFERING OFFERING    SHARES   OFFERING OFFERING
------------------                     --------- -------- --------- ---------- -------- ---------
FIVE PERCENT
 STOCKHOLDERS:
Time Warner (3)....                           --     --       --    50,363,739   62.0%    76.4%
MediaOne (4).......                       12,215      *       --    15,277,627   18.8%      --
Advance (5)........                           --     --       --    15,572,919   19.2%    23.6%
FMR Corp (6).......                    2,628,315   11.0%     6.7%           --     --       --
Pequot Capital Management, Inc. (7)..  1,541,700    6.4%     3.9%           --     --       --
DIRECTORS AND
 EXECUTIVE
 OFFICERS:
Larissa L. Herda...                       79,062      *        *            --     --       --
Glenn A. Britt.....                           --                            --     --       --
Bruce Claflin......                        1,700      *        *            --     --       --
Richard J. Davies..                           --                            --     --       --
Spencer B. Hays....                        2,000      *        *            --     --       --
Douglas Holmes.....                        2,000      *        *            --     --       --
Lisa Hook..........                           --                            --     --       --
Robert J. Miron....                        7,500      *        *            --     --       --
Audley M. Webster,
 Jr................                           --                            --     --       --
James N. Zerefos...                        1,000      *        *            --     --       --
David J. Rayner....                       34,687      *        *            --     --       --
Paul B. Jones......                       79,625      *        *            --     --       --
John T. Blount.....                       29,750      *        *            --     --       --
A. Graham Powers...                       44,850      *        *            --     --       --
All directors and
 executive officers
 as a group (17
 persons)(8).......                      368,599    1.5%       *            --     --       --
                                                 TOTAL COMMON STOCK
                                       ---------------------------------------
                                                                       % OF
                                                  PERCENT OF EQUITY   VOTING
                                                  ------------------   POWER
                                                  PRIOR TO FOLLOWING FOLLOWING
NAME OF BENEFICIAL                       NO. OF     THE       THE       THE
OWNER                                    SHARES   OFFERING OFFERING  OFFERING
------------------                     ---------- -------- --------- ---------
FIVE PERCENT
 STOCKHOLDERS:
Time Warner (3)....                    50,363,739   47.9%    47.9%     72.1%
MediaOne (4).......                    15,289,842   14.5%      --        --
Advance (5)........                    15,572,919   14.8%    14.8%     22.3%
FMR Corp (6).......                     2,628,315    2.5%     2.5%        *
Pequot Capital Management, Inc. (7)..   1,541,700    1.5%     1.5%        *
DIRECTORS AND
 EXECUTIVE
 OFFICERS:
Larissa L. Herda...                        79,062      *        *         *
Glenn A. Britt.....                            --
Bruce Claflin......                         1,700      *        *         *
Richard J. Davies..                            --
Spencer B. Hays....                         2,000      *        *         *
Douglas Holmes.....                         2,000      *        *         *
Lisa Hook..........                            --
Robert J. Miron....                         7,500      *        *         *
Audley M. Webster,
 Jr................                            --
James N. Zerefos...                         1,000      *        *         *
David J. Rayner....                        34,687      *        *         *
Paul B. Jones......                        79,625      *        *         *
John T. Blount.....                        29,750      *        *         *
A. Graham Powers...                        44,850      *        *         *
All directors and
 executive officers
 as a group (17
 persons)(8).......                       368,599      *        *         *

--------
* Represents less than one percent.
(1) The Company has two classes of outstanding Common Stock, the Class A Common Stock and the Class B Common Stock. Beneficial ownership of Common Stock has been determined in accordance with the rules of the Securities and Exchange Commission, which is based upon having or sharing the power to vote or dispose of shares. Includes shares of Class A Common Stock issuable upon exercise of options exercisable within 60 days of March 17, 2000, as follows: Ms. Herda--64,062 shares; Mr. Rayner--34,687 shares; Mr. Jones--72,625 shares; Mr. Blount--23,750 shares; Mr. Powers--43,750 shares; and all directors and executive officers as a group--301,499 shares.
(2) Excludes an equal amount of Class A Common Stock into which Class B Common Stock are convertible. The Class B Common Stock held by Time Warner Inc., MediaOne and Advance/Newhouse represented on a converted basis 47.9%, 14.5% and 14.8%, respectively, of the Class A Common Stock.
(3) Owned by Time Warner Companies, Inc., American Television and Communications Corporation, Warner Communications Inc., TW/TAE, Inc., FibrCOM Holdings, L.P. and Paragon Communications, each a direct or indirect wholly owned subsidiary of Time Warner Inc. The business address of Time Warner Inc. is 75 Rockefeller Plaza, New York, NY 10019.

(4) Owned by MediaOne Holdings II, Inc., a Delaware corporation and wholly owned subsidiary of MediaOne Group, Inc., a Delaware corporation. The business address of MediaOne is 188 Inverness Drive West, Englewood, CO 80112.
(5) Owned by Advance/Newhouse Partnership. The business address of Advance/Newhouse is 5015 Campuswood Drive, East Syracuse, NY 13057.
(6) Based on Schedule 13G dated March 10, 2000. Consists of 2,513,015 shares of Class A Common Stock beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., and 115,300 shares of beneficially owned by Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. Sole power to vote or direct the voting of the 2,513,015 shares owned by Fidelity Management & Research Company resides with the Fidelity Funds' Board of Trustees. The business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(7) Based on Schedule 13G dated February 10, 2000. The business address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, Connecticut 06880.
(8) Solely as a result of the agreement of the Class B stockholders to vote in favor of the others' director nominees under the Stockholders' Agreement, the Class B stockholders may be deemed to share beneficial ownership of the shares beneficially owned by each of them. See "Certain Relationships and Related Transactions--Stockholders' Agreement."

   On January 10, 2000, Time Warner Inc. announced an agreement with America Online, Inc. ("AOL") in a stock-for-stock transaction that would create a new company called AOL Time Warner Inc. As a result of the mergers, both AOL and Time Warner Inc. will become wholly owned subsidiaries of AOL Time Warner. Under the terms of the merger agreement, Time Warner Inc. and AOL stock will be converted to AOL Time Warner stock at fixed exchange ratios. Upon consummation of the merger, current Time Warner Inc. shareholders will receive approximately 45% of the stock of AOL Time Warner, and current AOL shareholders will receive approximately 55%. If the merger is completed, the Class B Common Stock beneficially owned by Time Warner Inc. will be beneficially owned by AOL Time Warner and its subsidiaries. However, the transaction will not affect the rights of Time Warner Inc. subsidiaries as Class B stockholders. The merger is subject to customary closing conditions, including regulatory clearance and stockholder approvals. We cannot assure that these approvals will be obtained or that the merger will be consummated.

   On May 6, 1999, MediaOne and AT&T Corp ("AT&T") entered into a merger agreement providing for MediaOne to be acquired by AT&T. If the merger is completed, the Class B Common Stock beneficially owned by MediaOne will be beneficially owned by AT&T. However the transaction will not affect the rights of MediaOne as a Class B stockholder. The merger was approved by the MediaOne stockholders but is still subject to regulatory approvals. We cannot assure that these approvals will be obtained or that the merger will be consummated.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   We did not have a Compensation Committee until August 1999. Our Class B stockholders determined the compensation of our executive officers in effect at the time of our initial public offering in May 1999, and that compensation was approved by the Board of Directors, as reflected in the initial employment agreements. See "Executive Compensation and Other Information--Employment Agreements." Some members of the Board of Directors at that time were employees or officers of the Class B stockholders or their affiliates. In addition, our Human Resources and Benefits Committee makes recommendations with respect to some matters involving executive compensation. Mr. Britt, an officer of an affiliate of Time Warner Inc., is a member of the Human Resources and Benefits Committee. We have described certain relationships and transactions between the Company and Time Warner Inc. below under "Certain Relationships and Related Transactions."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders' Agreement

   The Company's Class B stockholders, entered into a Stockholders' Agreement when the Company was reconstituted as a corporation from a limited liability company in May 1999. These Class B stockholders presently hold all of the Company's Class B Common Stock. We cannot assure that the Class B stockholders will not change the Stockholders' Agreement or terminate it or cause the Company to waive any provision of such agreement.

   Under the Stockholders' Agreement, Time Warner Inc. initially has the right to designate three nominees for the Board of Directors at each annual meeting of stockholders at which directors are elected. MediaOne has the right to designate three nominees and Advance/Newhouse has the right to designate one. The Class B stockholders' ability to designate any nominees depends on the identity of the particular stockholder and the percentage of shares of Common Stock owned by it. The Stockholders' Agreement provides that the percentage of Common Stock that each Class B stockholder must own in order to have the right to nominate directors will be adjusted over time to reflect new issuances of Common Stock by the Company. As of December 31, 1999, each Class B stockholder must own at least 7.32% of the Common Stock to appoint one director. Time Warner Inc. is entitled to nominate three directors so long as it owns at least 14.64% of the Common Stock. If Time Warner Inc. owns less than 14.64% of the Common Stock ("Time Warner Inc. Step Event"), the number of directors that Time Warner Inc. may nominate decreases proportionally with its ownership of the Common Stock until it owns less than 7.32%. MediaOne is entitled to nominate three directors as long as it owns at least 7.32% of the Common Stock. If a Time Warner Inc. Step Event occurs, the number of directors that MediaOne is entitled to nominate decreases proportionally with its ownership of the Common Stock. Advance/Newhouse is entitled to nominate one director as long as it owns at least 7.32% of the Common Stock. None of the Class B stockholders have the right to designate nominees if they own less than 7.32% of the Common Stock. These percentages continue to adjust from time to time if the Company issues additional shares of Common Stock or takes actions such as stock splits or recapitalizations so as to maintain the same relative rights.

   The Stockholders' Agreement requires the Class B stockholders to vote their shares in favor of:

  . the nominees selected by the holders of Class B Common Stock as previously described;

  . the Chief Executive Officer of the Company; and

  . two nominees who are not affiliated with the Company or any holder of Class B Common Stock and are selected by the Nominating Committee.

   The Stockholders' Agreement prohibits the Class B stockholders from any transfer of Class B Common Stock, unless expressly permitted by the agreement. In addition, the Stockholders' Agreement prohibits any of the Class B stockholders from entering into voting agreements relating to the Class B Common Stock with any third party.

   If a Class B stockholder wants to sell all of its Class B Common Stock pursuant to a bona fide offer from an unaffiliated third party, that stockholder must give notice (the "Refusal Notice") to all Class B stockholders. The notice must contain the identity of the offeror and offer to sell the stock to the other Class B stockholders upon the same terms and subject to the conditions as the offer from the third party. The non-selling holders of Class B Common Stock will have the right to purchase pro rata all, but not less than all, of the Class B Common Stock. If the non-selling holders fail to exercise their right to purchase all of the shares, the selling Class B stockholder is free, for a period of 90 days, to sell the shares of Class B Common Stock (as shares of Class B Common Stock) to the third party offeror on terms and conditions no less favorable to the selling Class B stockholder than those contained in the Refusal Notice. A Class B stockholder may transfer all of its right to nominate Class B nominees for election to the Board of Directors if it sells all of its shares of Class B Common Stock. If Time Warner Inc. wants to sell all of its Class B Common Stock and its Class A Common Stock that represent more than one-third of the outstanding shares of Common Stock, the other holders of Class B Common Stock will have certain "tag-along" rights. These rights provide them the right to sell their shares of Class A Common Stock and Class B Common Stock on a pro rata basis along with, and on the same terms and conditions as Time Warner Inc. In that sale, Time Warner Inc. (and any other stockholder transferring all of its shares of Class B Common Stock) will have the right to transfer its right to nominate Class B nominees for election to the Board of Directors.

   Except for transfers to affiliates and the other transfers described above, all shares of Class B Common Stock must be converted to Class A Common Stock immediately prior to any direct transfer or certain indirect transfers of Class B Common Stock. In addition, except for transfers described in the paragraph above, a stockholder will not have the right to transfer its right to nominate Class B Nominees. A Class B stockholder that is acquired by a third party or spins off to its stockholders a company holding its shares of Class B Common Stock (as well as other assets), is required to convert its shares into Class A Common Stock and its right to nominate Class B nominees to the Board of Directors will not terminate.

   The Class B stockholders have demand registration rights for shares of Class A Common Stock (including shares of Class A Common Stock resulting from the conversion of shares of Class B Common Stock) if they wish to register Class A Common Stock constituting at least 1% of the total outstanding Class A Common Stock. Once the Company has registered shares of Class A Common Stock as a result of a demand registration, it is not required to register shares again, pursuant to a Class B stockholder demand, until 180 days after the first registration statement is effective. In addition, each Class B stockholder may require the Company to include its shares in certain other registered offerings under the Securities Act of 1933, subject to certain conditions. Each Class B stockholder must pay all underwriting discounts, commissions and transfer taxes attributable to the sale of its shares. The Company will pay all expenses related to the filing and effectiveness of a registration statement, the legal fees of one counsel representing the Class B stockholders and the auditors' fees and expenses.

   On February 16, 2000, we received a request from MediaOne to register all of its shares of Common Stock and on March 23, 2000, the Company filed a registration statement with respect to those shares. MediaOne has agreed in the Stockholders' Agreement that, upon the sale of those shares of Common Stock (or upon the sale of the number of shares that would reduce MediaOne's stock ownership below 7.32%), MediaOne will use reasonable best efforts to cause its nominees to resign from the Board of Directors. Each Class B stockholder has agreed to vote in favor of removing the directors from the Board of Directors. In addition, the Stockholders' Agreement provides that the size of the Board of Directors will be reduced by three directors.

Restated Certificate of Incorporation

   Our Restated Certificate of Incorporation prohibits us from (i) engaging in the business of providing, offering, packaging, marketing, promoting or branding (alone or jointly with or as an agent for other parties) any residential services, or (ii) producing or otherwise providing entertainment, information or other content services, without the consent of all the Class B stockholders. This prohibition expires in May 2004 or earlier if the Class B stockholders no longer hold 50% of the total voting power for the Board of Directors.

Certain Operating Agreements

   Capacity License Agreements. We currently license much of our fiber capacity from Time Warner Cable. Time Warner Cable refers to cable systems owned by Time Warner Entertainment Company, a partnership of Time Warner Inc. and MediaOne, and to cable systems owned by the Time Warner Entertainment/Advance Newhouse Partnership, a partnership of Time Warner Entertainment Company, Time Warner Inc. and Advance/Newhouse Partnership. Each of our local operations where Time Warner Cable has network is party to a Capacity License Agreement with the local cable television operation of Time Warner Cable, providing us with a 30-year exclusive right to use all of the capacity of specified fiber-optic cable owned by the Time Warner Cable operation. The Capacity License Agreements for network that existed as of July 1998 have been fully paid and do not require additional license fees. However, we must pay certain maintenance fees and fees for splicing and similar services. We may request that Time Warner Cable construct and provide additional fiber-optic cable capacity to meet our future needs. Time Warner Cable is not obligated to provide such fiber capacity to us. If Time Warner Cable provides additional capacity, we must pay an allocable share of the cost of construction of the fiber upon which capacity is to be provided, plus a permitting fee. We are responsible for all taxes and franchise or similar fees arising out of our use of the capacity, and a portion of other out-of-pocket expenses incurred by Time Warner Cable for the cable used to provide us the capacity. We are permitted to use the capacity for telecommunications services and any other lawful purpose, but not for the provision of residential services and content services. If we violate the limitations on our business activities contained in our Restated Certificate of Incorporation or the Capacity License Agreements, Time Warner Cable may terminate the Capacity License Agreements. Accordingly, the Capacity License Agreement restrictions will apply after the restrictions in the Restated Certificate of Incorporation have terminated. Although management does not believe that the restrictions contained in the Capacity License Agreements will materially affect our business and operations in the immediate future, we cannot predict the effect of such restrictions in the rapidly changing telecommunications industry.

   The Capacity License Agreements do not restrict us from licensing fiber-optic capacity from parties other than Time Warner Cable. The Capacity License Agreements expire in 2028. Although Time Warner Cable has agreed to negotiate renewal or alternative provisions in good faith at that time, we cannot assure that the parties will agree on the terms of any renewal or alternative provisions or that the terms of any renewal or alternative provisions will be favorable to us. If the Capacity License Agreements are not renewed in 2028, we will have no further interest in the fiber facilities under the Capacity License Agreements and may need to build, lease or otherwise obtain transmission capacity in order to serve our customers in the service areas covered by the Capacity License Agreements. The terms of such arrangements could have a material adverse effect on our business, financial condition and results of operations. We have the right to terminate a Capacity License Agreement in whole or in part at any time upon 180 days' notice and payment of any outstanding fees regarding the terminated capacity. Time Warner Cable has the right to terminate a Capacity License Agreement upon 180 days' notice in the event of, among other things, certain governmental proceedings or third party challenges to Time Warner Cable's franchises or a Capacity License Agreement. The Capacity License Agreements include substantial limitations on liability for service interruptions.

   Facility Lease Agreements. We lease or sublease physical space located at Time Warner Cable's facilities for various purposes under Facility Lease Agreements. If certain events occur we will be required, at our own expense, to segregate and partition our space in a reasonable, secure manner. Those events are:

  . at least a majority of any Time Warner Cable system is not owned by one or more of the Class B stockholders;

  . Time Warner Inc. owning less than 30% of the Company's Common Stock;

  . Time Warner Inc. having the right to nominate less than three nominees to our Board of Directors;

  . our non-compliance with the restrictions in the Restated Certificate of Incorporation regarding residential services and content services; or

  . a Class B stockholder transferring its Class B Common Stock together with its rights to designate nominees to the Board of Directors under the Stockholders' Agreement.

   The lease rates for properties Time Warner Cable owns and leases to us are based upon comparable rents in the local market, taking into account other factors such as the term of the lease, type of space, square footage, location and leasehold improvements funded. Generally, the leases have 15-year terms, with two five-year options to renew. For properties Time Warner Cable subleases to us, we pay a pro rata portion of the rent and fees payable under the primary lease. The duration of our subleases are as long as Time Warner Cable's primary lease.

   Services Agreement. Time Warner Cable provides us certain tax and management information systems and support services pursuant to the Administrative Services Agreement. Time Warner Cable determines the costs for such services based upon our historical and projected usage, depending on the amount and type of administrative services to be provided.

   Residential Support Agreement. We provide certain support services and service elements, on an unbundled basis, to Time Warner Cable for its residential telephony business. Generally, we may adjust all rates for such residential support services we provide to Time Warner Cable annually, but the rates may not be less favorable than the rates we charge other customers for comparable services.

   Time Warner Inc. License Agreement. We use the "Time Warner" name under a license agreement with Time Warner Inc. We may change our name to "TW Telecom Inc." and will no longer have the right to use the "Time Warner" name when the initial four-year term or any renewal term expires. We must also discontinue using the "Time Warner" name if:

  . Time Warner Inc. owns less than 30% of the Company's Common Stock;

  . Time Warner Inc. has the right to nominate less than three nominees to our Board of Directors;

  . we do not comply with the restrictions in the Restated Certificate of Incorporation regarding residential services and content services; or

  . a Class B stockholder transfers its Class B Common Stock together with its rights to designate nominees to the Board of Directors under the Stockholders' Agreement.

   This name change, and the inability to use the "Time Warner" name could adversely effect our ability to conduct our business and our financial condition and results of operations.

   We believe that the terms and conditions, taken as a whole, of the transactions described under the headings "Capacity License Agreements," "Facility Lease Agreements," "Services Agreement," "Residential Support Agreement" and the "Time Warner Inc. License Agreement" were no less favorable to us than we could have obtained from unaffiliated parties.

   The Class B stockholders hold all of our Class B Common Stock and have the collective ability to control all matters requiring stockholder approval, including the election of directors. All of the Class B stockholders are in the cable television business and may provide the same services or similar services to those we provide. There is no restriction on the Class B stockholders' ability to compete with the Company and we cannot assure that the Class B stockholders will not compete with the Company. Our directors, who are also directors, officers or employees of the Class B stockholders, may encounter conflicts of interest in certain business opportunities available to, and certain transactions involving, the Company. The Class B stockholders have not adopted any special voting procedures to deal with conflicts of interest, and we cannot assure that any conflict will be resolved in the Company's favor.

                    VOTING PROCEDURES / REVOKING YOUR PROXY

   You can vote your shares by telephone, mail or in person at the meeting. Your proxy card contains instructions for voting by telephone. Voting by telephone is the least expensive and fastest method of voting.

   To vote by mail, complete and sign your proxy card--or your broker's voting instruction card if your shares are held by your broker--and return it in the enclosed business reply envelope.

   A quorum is present if at least a majority in total voting power of the Company's outstanding capital stock as of the record date are present in person or by proxy. Those who fail to return a proxy card or attend the meeting will not count towards determining any required majority or quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will have no effect on the election of directors. Abstentions on the approval of the 2000 Stock Purchase Plan or any other matter will be counted in tabulating the votes on any proposal and will have the effect of a negative vote. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (commonly called a broker non-vote), those broker non-votes will not be counted for any purpose in determining whether the 2000 Stock Purchase Plan or any other matter has been approved.

   The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

   Proxies may be revoked if you:

  . Deliver a signed, written revocation letter, dated later than the proxy, to Paul B. Jones, Secretary, at 10475 Park Meadows Drive, Littleton, CO 80124;

  . Deliver a signed proxy, dated later than the first one, to Norwest Bank of Minnesota. Deliver in person to 161 N. Concord Exchange, S. St. Paul, Minnesota 55075 or by mail to P.O. Box 64873, St. Paul, Minnesota 55164-0873;

  . Vote your shares by telephone differently than you did originally, using the same procedure for that method; or

  . Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

Proxy Solicitation

   We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Submission of Shareowner Proposals

   If you wish to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at our next annual meeting, you must submit your nominations of directors or proposals to our corporate secretary at our chief executive office. We must receive proposals for the 2001 Annual Meeting of Stockholders no later than December 17, 2000. Also, persons named in the proxy solicited by our Board of Directors for the 2001 Annual Meeting of Shareholders may exercise discretionary authority on any proposal presented by one of our shareholders at that meeting if we have not received notice of the proposal by March 2, 2001.

Other Business

   The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [SIGNATURE OF PAUL B. JONES APPEARS
                                          HERE]
                                          Paul B. Jones
                                          Senior Vice President--General
                                           Counsel and
                                          Regulatory Policy and Secretary




                      PLEASE VOTE. YOUR VOTE IS IMPORTANT.

                                  Appendix A

Time Warner Telecom Inc.
Audit Committee Charter

Organization

   The audit committee of the board of directors shall initially be comprised of two directors of the Board of Directors, who will be independent directors. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate.

Statement of Policy

   The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the Company.

Responsibilities

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

   .In carrying out these responsibilities, the audit committee will:

  . Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

  . Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

  . Review and concur with management's appointment, termination, or replacement of the director of internal audit.

  . Meet with the independent auditors and financial management of the Company at regularly scheduled Audit Committee meetings, which will be held a minimum of quarterly, generally in advance of Board Meetings.

   During these meetings, the audit committee will review the scope of the proposed audit for the current year, including the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Review with the independent auditors, the Company's internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee will periodically review Company policy statements to determine their adherence to an ethical code of conduct.

  . Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

  . Receive on a quarterly basis, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  . Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review. Review of quarterly earnings prior to release will be done on an as requested basis as determined by the audit committee.

  . Review the management letter to shareholders and financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other material matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

  . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

  . Review accounting and financial human resources and succession planning within the Company.

  . Report the results of the annual audit to the board of directors, inviting the independent auditors to attend the full board meeting if required.

  . On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

  . Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements.

  . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  . Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the proxy statement at least triennially or the year after any significant amendment to the Charter.

                              TIME WARNER TELECOM
                      2000 QUALIFIED STOCK PURCHASE PLAN

1.   Purpose.  The purpose of the Time Warner Telecom 2000 Qualified Stock
     -------
Purchase Plan (the "Plan") is to facilitate capital accumulation by Eligible Employees in the form of Common Stock of the Company and thereby to provide employee identification with and commitment to the goals of the Company. The Company intends that the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   Definitions.  Whenever used in this Plan:
     -----------

     A.    "Board of Directors" means the Board of Directors of Time Warner
     Telecom.

     B.    "Code" means the Internal Revenue Code of 1986, as amended.

     C. "Committee" means the Human Resources & Benefits Committee of Time Warner Telecom, or any other individual or committee that has been delegated the authority to act by and on behalf of the Human Resources & Benefits Committee, or the Board of Directors if there is no Committee.

     D. "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

     E.    "Company" means Time Warner Telecom Inc. and any subsidiary thereof.

     F. "Compensation" means: in the case of a salaried employee, the base salary in effect for the employee on the respective Date of Offering annualized; in the case of an employee paid on an hourly basis, the rate of pay in effect for the employee on the respective Date of Offering times the number of hours scheduled to be worked for the year; and in the case of a sales-based or commissioned employee, the base salary in effect for the employee on the respective Date of Offering annualized plus the average of the commissions paid to the employee for the six-month period ending on the May 31 or November 30 immediately preceding the Date of Offering annualized.

     G. "Date of Offering" means January 1, 2000 and thereafter each July 1 and January 1.

     H. "Eligible Employee" means any person who is a regular employee scheduled to work at least 20 hours per week on a regular basis as of a Date of Offering during the term of this Plan. Provided, however, that "Eligible Employee" shall not include any person who immediately prior to the offering on a Date of Offering: (i) is a director of the Company; or
     (ii) would be deemed for purposes of Code (S) 423(b)(3) to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. In the sole discretion of the Board of Directors, all employees who would be deemed to be "insiders" pursuant to Section 16 of the Securities Exchange Act of 1934 may be excluded from the definition of "Eligible Employee" for purposes of any one or more offerings under Section 4 of the Plan.

     I. "Market Price" means the closing sale price for Common Stock (as reported in the NASDAQ National Market Issues listing published in The Wall Street Journal) on a given day or, if no sales of Common Stock were made on that day, on the next proceeding day on which sales were made and prices reported. If the Common Stock of the Company is not admitted to trading on a public market on the dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified by the Committee and/or the Board of Directors.

     J. "Offering Price" means eighty-five percent (85%) of the Market Price of Common Stock on a Date of Offering.

     K.    "Plan" means the Time Warner Telecom 2000 Qualified Stock Purchase
     Plan.

     L. "Purchase Period" means the period of January 1, 2000 to June 30, 2000 and thereafter each semi-annual period commencing on July 1 or January 1 of each year, during and with respect to which periods payroll deductions may be made from the Compensation of Eligible Employees accepting an option under an offering hereunder for the period then ending.

     M. "Purchase Price" means the aggregate purchase price for the Common Stock subject to an Eligible Employee's option, calculated by multiplying the number of shares of Common Stock for which the Eligible Employee accepted an option pursuant to Section 5A by the Offering Price or the Alternative Offering Price (as defined in Section 11), whichever is applicable.

3.   Scope of the Plan.  Options to purchase shares of Common Stock may be
     -----------------
granted by the Company to Eligible Employees during the no more than five year period commencing January 1, 2000, as hereinafter provided, but not more than 750,000 shares of Common Stock (subject to adjustment as provided in Paragraph
15) shall be purchased pursuant to such options. All options granted pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be treasury shares, newly issued shares, or both. If a registration statement or other exemption from registration is not then in effect under the Securities Act of 1933 (the "Securities Act"), the Plan shall in all cases be administered to comply with Rule 701 of the Securities Act as then in effect.

4.   Offerings.  Subject to the terms and conditions of this Plan, the Board of
     ---------
Directors through the Committee shall make an offering on January 1, 2000 (the initial Date of Offering) to Eligible Employees to purchase Common Stock under this Plan on June 30, 2000, and thereafter such offering shall be as of each subsequent Date of Offering to Eligible Employees to purchase Common Stock under this Plan on the last day of each subsequent Purchase Period. The terms and conditions for each such offering shall specify such information as the Committee may deem appropriate, including
(i) the aggregate number of shares of Common Stock available for purchase under the Plan with respect to that offering, (ii) the Offering Price of those shares, and (iii) the number of shares of Common Stock available for purchase under the Plan by an individual with respect to that offering.

5.   Amount of Common Stock Each Eligible Employee May Purchase.
     ----------------------------------------------------------

     A. Anything herein to the contrary notwithstanding, subject to the provisions of this Plan, and as to any offering made hereunder, each Eligible Employee shall be offered an option to purchase the number of shares of Common Stock which has on the Date of Offering a Purchase Price (determined on the basis of the Offering Price) equal to the amount designated by the Eligible Employee which is the lesser of: (i) from one percent (1%) to fifteen percent (15%) (in whole percentage points) of his or her Compensation as of the Date of Offering, or (ii) the amount of Compensation that would be required to purchase a maximum number of shares of Common Stock established by the Committee as of each Date of Offering.

     B. Anything herein to the contrary notwithstanding, if any Eligible Employee offered an option to purchase shares of Common Stock hereunder would be deemed for the purposes of Code (S)(S) 423(b)(3) and 424(d) to own stock (including the maximum number of shares of Common Stock covered by the option determined pursuant to the foregoing formula) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares of Common Stock covered by the option shall be reduced to that number of shares which, when added to the stock which such person is so deemed to own (excluding the maximum number of shares of Common Stock covered by the option determined pursuant to the foregoing formula), is less than such five percent (5%).

     C. Anything herein to the contrary notwithstanding, no Eligible Employee may be granted an option under this Plan which (within the meaning of the limitation provided by Code (S) 423(b)(8)) would permit his or her rights to purchase stock under all qualified employee stock purchase plans of the Company to accrue at a rate in excess of $25,000 of fair market value of the Common Stock (as of the time of grant) for each calendar year for which such option is outstanding at any time. If such be the case with respect to an option under this Plan determined pursuant to the foregoing formula, such option shall be reduced to cover only the greatest number of shares an option for which may be granted within the limitation provided by Code (S) 423(b)(8).

     D. If Eligible Employees elect, in any one offering, to accept options to an extent which would result (if options were granted on that basis) in the granting of options for that offering to purchase more than the aggregate number of shares of Common Stock specified by the Committee for that offering, the Committee shall adjust such options on a pro rata basis, in accordance with the number of shares of Common Stock actually subscribed for by each such Eligible Employee, so that the aggregate number of shares subject to purchase under that offering does not exceed such specified number of shares.

6.   Method of Participation.
     -----------------------

     A. The Committee shall give notice to Eligible Employees of each offering of options to purchase shares of Common Stock pursuant to Paragraph 4 of this Plan and the terms and conditions for each offering, including the Purchase Price for the shares subject to the option to be offered to each Eligible Employee, and such other information as the Committee may determine. Such notice is subject to revision by the Company at any time prior to the Date of Offering, which is the date of grant of the option.

     B. Each Eligible Employee who, in accordance with Paragraph 5.A above, desires to accept all or any part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so on a date on or before the Date of Offering, as specified in the notice of offering provided to Eligible Employees pursuant to Paragraph 4. The notice of election, or a cancellation or any revision of such notice of election, shall be in writing in the form and manner prescribed by the Committee and shall be signed by the Eligible Employee. Each such Eligible Employee also shall authorize the Company, in the form and manner prescribed by the Committee, to make payroll deductions to cover the Purchase Price of those shares of Common Stock for which he or she has elected to accept an option. Such election and authorization shall continue in effect, unless and until such Eligible Employee withdraws from this Plan, modifies his or her authorization and designation, or terminates his or her employment with the Company, as hereinafter provided.

     C. Following each Date of Offering, the Company shall, as soon as practicable, provide each Eligible Employee accepting an option under the offering a notice confirming the number of shares covered by such option, the per share and aggregate Offering Price, any reduction in accordance with Paragraph 5 above, and the resulting amount of periodic payroll deductions.

     D. Any Eligible Employee who shall not make a timely election as provided in Paragraph 6.B above, shall be deemed to have elected not to accept any part of such option. Such election shall be irrevocable for such offering.

7.   Payroll Deductions.
     ------------------

     A. The Offering Price for those shares of Common Stock as to which each Eligible Employee has elected to accept the option offered to him or her shall, during the Purchase Period, be deducted from the Eligible Employee's Compensation through payroll deductions, in substantially equal installments. Such payroll deduction periods shall commence with the first applicable payroll period beginning in the Purchase Period and shall continue until the last payroll period of the Purchase Period.

     B. In the event the amount of payroll deductions during a Purchase Period credited to the account of an Eligible Employee participating in this Plan is, because of leave of absence, temporary lay-off, temporary disability or any other reason (other than reduction as provided in Paragraph 8, withdrawal as provided in Paragraph 9 or termination of employment as provided in Paragraph 10) not sufficient to permit the purchase of the total number of shares of Common Stock for which he or she has accepted an option, the Eligible Employee may at any time prior to conclusion of the Purchase Period make a payment to the Company in one lump sum of all or any portion of the shortfall amount. To the extent of any remaining shortfall, the number of shares of Common Stock subject to purchase under the Eligible Employee's option shall be reduced automatically to that number of shares which his or her account, at the conclusion of the Purchase Period, is sufficient to purchase. The cash balance, if any, shall be refunded to the Eligible Employee without interest.

8.   Right to Reduce or Stop Deductions.  An Eligible Employee who has accepted
     ----------------------------------
an option to purchase shares of Common Stock may, at any time prior to the 30th day before the last day of the Purchase Period, direct the Company to (i) reduce his or her payroll deduction, or (ii) make no further deductions. Upon either of such actions, payroll deductions with respect to such option shall be reduced or discontinued. If the employee has directed that payroll deductions be reduced or discontinued, any sum previously deducted in respect of the offering shall be retained by the Company until the end of the Purchase Period, and shall be applied, along with any additional deductions at the reduced rate, to the exercise of the employee's option as provided in Paragraph 11.

Any Eligible Employee who stops payroll deductions may not thereafter resume payroll deductions for the Purchase Period, and any Eligible Employee who decreases payroll deductions may not thereafter further decrease or increase such contributions, except that he or she may stop such contributions during the Purchase Period. Notification of an Eligible Employee's election to reduce or terminate deductions to cancel an option or otherwise withdraw funds shall be made by the filing of an appropriate notice to such effect with the Committee.

9.   Right to Withdraw.  In addition to the reduction or cessation of
     -----------------
contributions in Paragraph 8, any Eligible Employee may direct the Company to cancel the entire option prior to the 30th day before the last day of the Purchase Period or request return of any portion of his or her account. If the employee has so directed, the Company shall stop automatically any payroll deduction for the employee and shall, as soon as practicable, refund all requested amounts credited to the account of such employee with respect to the applicable offering. Notification of an Eligible Employee's election to cancel an option or otherwise withdraw funds shall be made by the filing of an appropriate written and signed notice to such effect with the Committee.

10.  Termination of Employment.
     -------------------------

     A. In the event the employment of an Eligible Employee who has accepted an option to purchase shares of Common Stock is terminated prior to conclusion of the Purchase Period, because of death, permanent disability, or retirement at or after age

     65 (or earlier with the Company's consent), the employee (or his or her legal representative, if applicable) may either:

           (1) cancel the option, in which event the Company shall, as soon as practicable, refund all amounts credited to his or her account under any offering in which he or she is participating under this Plan; or

           (2) elect to receive at the conclusion of the Purchase Period that number of whole shares of Common Stock (not to exceed the shares subject to the option, as the same may be adjusted hereunder) which those payroll deductions actually made are sufficient to purchase, plus the cash balance credited to his or her account, if any.

     For purposes of this paragraph, "permanent disability" shall mean "disability" as defined under the Company's long term disability plan or insurance policy as then in effect. In the absence of such plan or policy, "permanent disability" shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee may request reasonable proof of disability.

     B. The election of an Eligible Employee (or his or her legal representative, if applicable) pursuant to Paragraph 10.A above, shall be made within three (3) months of the event causing the termination of employment, but not later than the conclusion of the Purchase Period (except in the case of death). Written and signed notification of the election shall be filed with the Committee and, in the event no notification has been filed within the prescribed period, the Company shall act in accordance with provision 10.A(1) above.

     C. In the event the employment of an Eligible Employee who has accepted an option to purchase shares of Common Stock is terminated for any reason other than those specified in Paragraph 10.A, the Company shall, as soon as practicable, refund all amounts credited to his or her account without payment of interest under any offering in which he or she is participating under this Plan and such former employee shall have no right to purchase Common Stock under this Plan. Any Eligible Employee who is on a leave of absence for longer than ninety (90) days and whose reemployment is not guaranteed either by statute or by contract shall be deemed to have terminated employment for purposes of this Plan on the ninety-first (91) day of such absence.

11.  Exercise of Option and Purchase of Shares.  As of the last day of the
     -----------------------------------------
Purchase Period, the Committee shall determine an Alternative Offering Price, which shall be eighty-five percent (85%) of the Market Price of the Common Stock on such last day of the Purchase Period. Unless an Eligible Employee who has accepted an option under the offering has subsequently withdrawn from the offering pursuant to Paragraph 9 or 10.A(1) hereof, his or her option shall be deemed to have been exercised as of the last day of the applicable Purchase Period and become on such date an irrevocable obligation to purchase

Common Stock in accordance with the provisions of this Plan. The number of shares of Common Stock so purchased by each such Eligible Employee shall be determined by dividing the amount accumulated in his or her account during the Purchase Period by the lower of either the Offering Price or the Alternative Offering Price. Provided, however, in no event shall the number of shares so determined and purchased by an Eligible Employee exceed the total number of shares originally covered by his or her option in accordance with Paragraph 6. Any the difference between the amount deducted under paragraphs 6B and 7 and the Purchase Price will be refunded to the Eligible Employee, without payment of interest. As soon as practicable thereafter, the Committee shall establish an account with a brokerage firm reflecting the ownership of the shares of Common Stock, determined as aforesaid, purchased by each Eligible Employee. Notwithstanding the foregoing, with an employee's written and signed election, certificates for the number of whole shares of Common Stock purchased by the employee shall be issued and delivered to him or her (for a reasonable fee as determined under the terms of the Company's administrative contract with the brokerage firm). No certificates for fractional shares will be issued under the Plan or any option.

12.  Rights as a Stockholder.  An Eligible Employee who has accepted an option
     -----------------------
to purchase shares of Common Stock under this Plan shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until such time as he or she actually has paid the Purchase Price for such shares and certificates have been issued to him or her in accordance with Paragraph 11 hereof.

13.  Rights Not Transferable.  An Eligible Employee's rights under this Plan and
     -----------------------
options accepted by him or her hereunder are exercisable only by the Eligible Employee during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be void, and automatically shall cause the option held by the Eligible Employee to be terminated. In such event, the Company shall refund all remaining amounts credited to the account of such Eligible Employee under this Plan.

14.  Administration of the Plan.
     --------------------------

     A. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determination shall be conclusive and binding on all parties.

     B. If any option under this Plan shall be canceled, lapse or terminate unexercised, the number of shares of Common Stock covered thereby shall again become available for sale under this Plan during subsequent Purchase Periods.

     C. In applying any provision of the Plan that provides for a refund of monies to an Eligible Employee, such refund will be issued in accordance with the payroll practices of the Company, but not more frequently than once per month.

15.  Adjustment Upon Changes in Capitalization.  In the event of any change in
     -----------------------------------------
the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and Offering Price of shares under option but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

16.  Registration of Certificates.  Stock certificates may be registered in the
     ----------------------------
name of the Eligible Employee, or, if he or she so designates, in the Eligible Employee's name jointly with another individual, with right of survivorship.

17.  Amendment of Plan.  The Board of Directors may at any time amend this Plan
     -----------------
in any respect which shall not adversely affect the rights of Eligible Employees pursuant to options accepted under the Plan, except that, without stockholder approval on the same basis as required by paragraph 21.A, no amendment shall be made (i) increasing the number of shares to be reserved under this Plan, (ii) decreasing the Offering Price, or (iii) changing employees eligible to participate in the Plan. Plan amendments may be communicated to Eligible Employees by Company mail, Company electronic mail or by posting a copy of the amended plan on the Company's intranet or public drive. Upon request, the Company will provide an Eligible Employee with a paper copy of the Plan, as amended to the date of request.

18.  Termination of the Plan.  This Plan shall consist of an offering commencing
     -----------------------
January 1, 2000 and ending June 30, 2000, and thereafter consecutive semi-annual offerings beginning on the next subsequent July 1 and January 1 of each year. All rights of Eligible Employees in any offering hereunder shall terminate at the earlier of the conclusion of the last Purchase Period authorized herein on the fifth anniversary of five years after effective date or:

     A. On the day that Eligible Employees participating in offerings made under this Plan become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase; or

     B. At any time, at the discretion of the Board of Directors after thirty (30) days' notice has been given to the employees.

Upon termination of this Plan, shares of Common Stock shall be issued to Eligible Employees in accordance with Paragraph 10.A, and cash, if any, remaining in the accounts of the Eligible Employees shall be refunded to them without payment of interest, as if the Plan were terminated at the end of a Purchase Period.

19.  Governmental Regulations and Listing.  All rights granted or to be granted
     ------------------------------------
to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, where applicable and without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable under options on the last day of the

Purchase Period applicable to such options, options (and if such a registration statement shall not be effective at such time as it is required to be, the term of such options and the Purchase Period may, at the Company's sole discretion, be extended as the Company deems appropriate) or there being an exemption from registration available in the Company's sole judgment. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the NASDAQ Stock Market, a national stock exchange, or other public market on which the Common Stock trades covering the shares of Common Stock under the Plan upon official notice of issuance.

20.  Tax Consequences.  No income is recognized by an Eligible Employee when the
     ----------------
option is granted, or when the option is exercised. However, the Eligible Employee must include as ordinary taxable income at the time of sale or other taxable disposition of the Common Stock, the 15% discount of the option price (equal to the lesser of: (1) the amount, if any, by which the fair market value of the Common Stock when the option was granted exceeds the option price; or (2) the amount, if any, by which the Common Stock's fair market value at the time of such disposition or death exceeds the exercise price paid). In general, the Eligible Employee also will recognize capital gain on any increase in fair market value in the Common Stock (in excess of the Employee's basis in the Common Stock), if the disposition occurs at least two years after the date on which the option is granted and if the Eligible Employee has held the Common Stock at least twelve months (the "Holding Period"). If the Eligible Employee disposes of the Common Stock acquired by an exercise of an option under the Plan before the expiration of the Holding Period, the Eligible Employee must recognize as ordinary compensation income in the year of the disposition the difference between the Common Stock's option price and the fair market value on the date exercised.

21.  Miscellaneous.
     -------------

     A. This Plan shall be submitted for approval by the stockholders of the Company no later than 12 months from the date of adoption of the Plan by the Board of Directors in accordance with standard corporate procedures. Exercise of options accepted prior thereto is subject to the condition that prior to such date this Plan shall be approved by such stockholders in the manner contemplated by Code (S) 423(b)(2). If not so approved prior to such date, this Plan shall terminate, all options hereunder shall be canceled and be of no further force or effect, and the Company shall, as soon as practicable, refund to all Eligible Employees, all sums credited to their respective accounts in accordance with Paragraph 7 hereof without payment of interest.

     B. This Plan shall not be deemed to constitute a contract of employment between the Company and any Eligible Employee, nor shall it interfere with the right of the Company to terminate any Eligible Employee and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

     C. This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Colorado, and in accordance with the applicable provisions of Code (S)(S) 421 and 423 and all related Code sections applicable to a qualified "employee stock purchase plan."

     D. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

     E. If any one or more of the terms, conditions or provisions or any part hereof contained in this Plan shall for any reason or to any extent be held invalid, illegal or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remainder of such terms, conditions or provisions, or any other provision of this Plan, and this Plan shall be construed as if the invalid, illegal or unenforceable term, condition or provision had never been contained herein, and each term, condition or provision shall be valid and enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the duly authorized representatives of the Company have executed this Plan.



                                 TIME WARNER TELECOM INC.
                                 Plan Sponsor


                                 By:_________________________________________

                                 Title:______________________________________

                                 Date:_______________________________________

                           TIME WARNER TELECOM INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                            Wednesday, May 31, 2000
                                   9:00 a.m.

                                INVERNESS HOTEL
                           200 Inverness Drive West
                              Englewood, Colorado

--------------------------------------------------------------------------------

TIME WARNER [LOGO] TELECOM

10475 Park Meadows Drive, Littleton, Colorado 80124                        proxy
________________________________________________________________________________

The Board of Directors solicits this proxy for use at the Annual Meeting on Wednesday, May 31, 2000.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Paul Jones, David Rayner and Mark Peters, and each of them, with full power of substitution, to vote all your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                  (to be signed and dated on the other side)
                         ----------------

                     See reverse for voting instructions.

                                                       -------------------------
                                                        COMPANY #
                                                        CONTROL #
                                                       -------------------------

                              Voting Instructions

                     There are two ways to vote your Proxy
                      VOTE BY TELEPHONE -- 1-800-240-6326

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above). Follow the recorded instructions.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone voting is noon (Central Daylight Time) on May 30, 2000.

                                 VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided so that it is received by May 30, 2000.

Thank you for voting.

           If you vote by phone, please do NOT mail your proxy card

--------------------------------------------------------------------------------
        The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:           [_] Vote FOR           [_] Vote WITHHELD
01 Larissa L. Herda                     all nominees           from all nominees
02 Glenn A. Britt                       (except as marked)
03 Bruce Claflin
04 Richard J. Davies                (Instructions: To withhold authority to vote
05 Spencer B. Hayes                 for any indicated nominee, write the
06 Douglas Holmes*                  number(s) of the nominee(s) in the box
07 Lisa Hook                        provided below.)
08 Robert J. Miron                  --------------------------------------------
09 Audley M. Webster, Jr.*
10 James N. Zerefos*                --------------------------------------------


                               Please fold here
--------------------------------------------------------------------------------

* Indicates a director designated by MediaOne who will resign as a director of the Company upon completion of the offering of all the shares of Common Stock currently held by MediaOne. If the offering of those shares is completed prior to the annual meeting of stockholders, these nominees will not stand for election at the Annual Meeting and the proxies will be voted in favor of all remaining nominees.

2. Approval of Time Warner Telecom Inc. 2000 Stock Purchase Plan
                                          [_] For     [_] Against     [_]Abstain

3. Ratification of appointment of Ernst & Young LLP to serve as Company's Independent Auditors in 2000
                                          [_] For     [_] Against     [_]Abstain

4. In their discretion, to vote upon other matters properly coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

Address Change? Mark Box  [_]
Indicated changes below:                             Date _____________________



                                            ------------------------------------

                                            ------------------------------------
                                            Signature(s) in Box
                                            Please sign exactly as your name(s)
                                            appear on Proxy. If held in joint
                                            tenancy, all persons must sign.
                                            Trustees, administrators, etc.,
                                            should include title and authority.
                                            Corporations should provide full
                                            name of corporation and title of
                                            authorized officer signing the
                                            proxy.